                                                                    Exhibit 2.18


                              FORBEARANCE AGREEMENT

          THIS FORBEARANCE AGREEMENT, dated as of April 7, 2003 (as amended, modified or supplemented from time to time, this "Agreement"), by and among Corporacion Durango, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), the holders of the Notes (as defined below) whose names appear on Schedule 1 hereto (collectively, together with their permitted transferees, the "Initial Signatory Holders"), other holders of Notes (as defined below) who from time to time indicate a willingness to be bound by this Agreement in accordance with
Section 1.5(c) hereof (collectively, together with the Initial Signatory Holders, the "Holders") and Bingham McCutchen LLP as initial paying agent ("Bingham").

                                   BACKGROUND

          A. The Company and Wells Fargo Bank Minnesota, N.A. (not in its individual capacity but solely in its capacity as trustee, as the same may be replaced or succeeded from time to time, the "Notes Trustee") are parties to (i) an Indenture, dated as of July 25, 1996 (as supplemented by the Instrument of Resignation, Appointment and Acceptance (the "Instrument"), dated February 5, 2003, among the Company, the Notes Trustee and JPMorgan Chase Bank, and as further amended, modified or supplemented from time to time, the "2003 Note Indenture"), pursuant to which the Company issued $250,000,000 in aggregate principal amount of its 12 5/8% Notes, due 2003 (the "2003 Notes"), (ii) an Indenture, dated as of February 5, 2001 (as supplemented by the Instrument, the First Supplemental Indenture, dated October 8, 2001, and the Second Supplemental Indenture, dated June 24, 2002, and as further amended, modified or supplemented from time to time, the "2006 Note Indenture"), pursuant to which the Company issued $301,743,000 in aggregate principal amount of its 13 1/8% Notes, due 2006 (the "2006 Notes"), (iii) an Indenture, dated as of September 13, 2001 (as supplemented by the Instrument, the First Supplemental Indenture, dated October 8, 2001, and the Second Supplemental Indenture, dated June 24, 2002, and as further amended, modified or supplemented from time to time, the "2008 Note Indenture"), pursuant to which the Company issued $10,363,000 in aggregate principal amount of its 13 1/2% Notes, due 2008 (the "2008 Notes"), and (iv) an Indenture, dated as of June 24, 2002 (as supplemented by the Instrument, and the First Supplemental Indenture, dated June 24, 2002, and as further amended, modified or supplemented from time to time, the "2009 Note Indenture" and, together with the 2003 Note Indenture, the 2006 Note Indenture and the 2008 Note Indenture, collectively, the "Note Indentures", and, the Note Indentures, together with the Notes (as defined below) and all other documents, instruments and agreements relating thereto, as amended, modified or supplemented from time to time, collectively, the "Note Documents"), pursuant to which the Company issued $175,000,000 in aggregate principal amount of its 13 3/4% Notes, due 2009 (the "2009 Notes" and, together with the 2003 Notes, the 2006 Notes and the 2008 Notes, collectively, the "Notes").

          B. The Initial Signatory Holders collectively hold (or have discretionary authority to vote) Notes in the principal amounts and in the series set forth on Schedule 1.

          C. Certain circumstances (collectively, the "Existing Events") have occurred which would or, with the passage of time or the giving of notice or both, could permit holders of the Notes to exercise, directly or through the Notes Trustee, their rights and remedies available under the Note Indentures, the other Note Documents and applicable law, including, without limitation: (i) the failure to make payment of interest due under the 2009 Notes, as required by such Notes and the 2009 Note Indenture, on January 15, 2003, (ii) the failure to make payment of interest due under the 2003 Notes, the 2006 Notes and the 2008 Notes as required by such Notes, on February 1, 2003; (iii) the failure to make certain principal payments due under other indebtedness of the Company having an outstanding principal amount of more than $25,000,000.

          D. The Company and the Initial Signatory Holders wish to enter into good faith discussions regarding a potential consensual restructuring of the Company's capital structure (the "Restructuring").

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises contained in the Background incorporated herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Initial Signatory Holders (each as to itself) agree as follows:

                                    ARTICLE I
                        FORBEARANCE AND OTHER AGREEMENTS

          1.1 Forbearance Period. Subject to the terms and conditions of this Agreement, and without waiving the Existing Events, the Holders shall forbear from taking any action or commencing any proceeding to enforce their rights or remedies pursuant to the Note Documents and applicable law until the earlier to occur of the following (such date, the "Forbearance Termination Date", and the period ending on such date, the "Forbearance Period"): (i) June 30, 2003, (ii) the date of a default by the Company under Section 3.1 of this Agreement, (iii) the date of entry of an order for relief under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") or the declaration of a Concurso Mercantil, and (iv) the date 10 business days after the date holders of Indebtedness aggregating more than $5,000,000 in principal amount attach assets of the Company or any Restricted Subsidiary. This Agreement shall terminate on the Forbearance Termination Date.

          1.2 Good Faith Negotiations. The parties hereto shall negotiate in good faith concerning the Restructuring.

          1.3 Cooperation; Access to Information. During the Forbearance Period, the Company and its Subsidiaries shall cooperate in all reasonable respects with the Initial Signatory Holders and their advisors in connection with their investigation and analysis of the Company, its Subsidiaries, and the Restructuring, and shall make reasonably available to the Initial Signatory Holders and their advisors who have signed confidentiality agreements dated after April 1, 2003 (collectively, the "Restricted Persons") the facilities, personnel and books and records of the Company and its Subsidiaries in connection therewith. Without limiting the foregoing, the Company and its Subsidiaries shall make reasonably available to the Restricted

Persons in a timely manner such financial and other information as may be reasonably requested by any of them from time to time. During the Forbearance Period, the Company and its Subsidiaries shall provide reasonable access and permit the Restricted Persons to visit and inspect the properties of the Company and its Subsidiaries upon reasonable notice in furtherance of their investigation and analysis of the Company and its Subsidiaries. Each Initial Signatory Holder hereby acknowledges and agrees that the information provided by the Company and its Subsidiaries to the Restricted Persons pursuant to this
Section 1.3 shall be subject to the terms and conditions of the confidentiality agreements (the "Confidentiality Agreements") by and between the Company and each Restricted Person.

          1.4 Negative Covenants. During the Forbearance Period, without the express written consent of Initial Signatory Holders holding a majority in aggregate principal amount of all Notes held by the Initial Signatory Holders at such time, neither the Company nor any Restricted Subsidiary shall: (a) except as may otherwise be required by applicable law, pay any Restricted Payment, management fee, salary or bonus to any stockholder or Affiliate of the Company, except salaries paid in the ordinary course of business (at the levels heretofore paid) to persons employed by the Company, (b) enter into any combination, consolidation or merger with any person, (c) enter into any agreement or binding understanding (other than this Agreement and the Confidentiality Agreements) with any of the Holders, (d) make any payment to any other holder of unsecured Indebtedness of the Company or any Restricted Subsidiary, other than payments made in accordance with Section 1.5(f) of this Agreement, (e) make any prepayment of any secured debt of the Company or any Restricted Subsidiary unless the Company simultaneously makes a ratable payment to the holders of the Notes, (f) incur any Indebtedness in an aggregate principal amount exceeding $2,000,000, other than Indebtedness permitted by subsection (iii), (v) or (vi) of Section 1008(a) of the 2009 Note Indenture, (g) consummate any Asset Sale involving the assets of the Company or any Subsidiary Guarantor unless, in the ease of the sale of assets of a Subsidiary Guarantor,
Section 1.5(e) hereof is complied with, or (h) encumber any assets of the Company or any Restricted Subsidiary, other than as permitted under subsection
(h) of the second paragraph of Section 1014 of the 2009 Note Indenture. Nothing in this Section 1.4 shall prohibit payments between and among Subsidiary Guarantors, and ordinary course, arms-length transactions between and among Subsidiaries, or a sale of Durango McKinley Paper Company.

          1.5 Affirmative Covenants. The Company covenants that:

          (a) It shall deliver its business plan to the financial advisor to the Initial Signatory Holders not later than April 8, 2003, and a proposed restructuring plan not later than April 18, 2003.

          (b) Upon the Company receiving written notice from Bingham that, based on the information referred to in Section 2.7 hereof, the counterparts of this Agreement delivered to the Company, duly executed by the Initial Signatory Holders, represent at least 48% of the aggregate principal amount of the 2006 Notes and at least 35% of the aggregate principal amount of the 2009 Notes (such date, the "Initial Payment Date"), it shall pay to Bingham, for the benefit of such Initial Signatory Holders, cash in an aggregate amount equal to 2% of the principal amount of Notes held by such Initial Signatory Holders (such payment, the "Initial Forbearance Fee Payment"). Bingham shall distribute as a forbearance fee to each Initial Signatory Holder

2% of the principal amount of the Notes which such Initial Signatory Holder represents to Bingham is held by it. The Initial Forbearance Fee Payment shall be deemed made by the Company upon payment to Bingham.

          (c) Within five business days after the Initial Payment Date (such date, the "Announcement Date"), it shall give notice through The Depository Trust Company, New York, in form and substance satisfactory to the Company and the Initial Signatory Holders, that (i) the Company has entered into a Forbearance Agreement with the Initial Signatory Holders and (ii) during the period of 30 business days after the Announcement Date (the "Joinder Period"), the Company will accept the joinder of other holders of Notes as parties to this Agreement. Such notice shall set forth the material terms of the Forbearance Agreement, including the right of such other holders of Notes to receive their pro rata share of the Subsequent Forbearance Fee Payment (as defined below), and shall establish the procedures for joinder and for receiving such payment;

          (d) Within two business days after the expiration of the Joinder Period (the "Second Payment Date"), it shall pay to a Person mutually acceptable to the Company and the Initial Signatory HoLders (the "Paying Agent"), for the benefit of holders of Notes that comply with the procedures established by the Company pursuant to clause (c) above and thereby become parties to this Agreement (the "Subsequent Signatory Holders"), cash in an aggregate amount equal to 2% of the principal amount of the Notes held by the Subsequent Signatory Holders (the "Subsequent Forbearance Fee Payment"). The Paying Agent shall distribute to each Subsequent Signatory Holder as a forbearance fee 2% of the principal amount of Notes held by such Subsequent Signatory Holder. The Subsequent Forbearance Fee Payment shall be deemed made by the Company upon payment to the Paying Agent;

          (e) If a Subsidiary which is a guarantor of any of the Notes (a "Subsidiary Guarantor") engages in an Asset Sale, the proceeds of such Asset Sale will (i) be retained by such Subsidiary Guarantor, or (ii) be transferred in whole or in part to one or more Subsidiary Guarantors, and, in either case, shall not be transferred in whole or in part by any means to any Person other than a Subsidiary Guarantor without the written consent of Initial Signatory Holders holding (or controlling) at least two-thirds in aggregate principal amount of the Notes then held (or controlled) by the Initial Signatory Holders; and

          (f) Neither the Company nor any Subsidiary shall pay to any holder of Indebtedness a forbearance fee (however denominated, and whether or not pursuant to a written agreement) in an amount greater than 2% of the principal amount of Indebtedness held by such holder.

          1.6 Reasonable Efforts. Each Initial Signatory Holder shall, as soon as practicable after the date hereof, communicate with other holders of Notes known to it regarding this Agreement and shall use reasonable efforts to cause such other holders to join as parties to this Agreement; provided, however, that such efforts shall not, inter alia, require such Holder to pay any consideration to such other holders.

          1.7 Transfer of Notes. No Initial Signatory Holder shall sell or transfer any of the Notes unless, prior to or simultaneously with such transfer, it causes its transferee to deliver to the Company a counterpart of this Agreement duly executed by such transferee, who thereupon shall be deemed to be an "Initial Signatory Holder" hereunder. This restriction shall not apply if such transferee is already a party to this Agreement.

          1.8 Direction not to Sue. In the event that any holders of Notes request the Notes Trustee to institute proceedings pursuant to the Notes Indentures, each Holder shall, within the time period provided under Section 507(e) of the Notes Indentures, instruct the Notes Trustee in writing not to institute such proceedings.

          1.9 Appointment of Bingham as Paying Agent. The Initial Signatory Holders hereby appoint Bingham as their paying agent hereunder for purposes of making the Initial Forbearance Fee Payment, and Bingham hereby accepts such employment. Each Initial Signatory Holder irrevocably authorizes Bingham to take the action on its behalf under the provisions of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

          2.1 Payments of Unsecured Indebtedness. The Company hereby represents and warrants that neither it nor any Restricted Subsidiary has made any payment, or provided any guarantee (other than a guarantee by the Subsidiary Guarantors to Bank of America, N.A. granted on February 25, 2003, of Indebtedness not exceeding $17,000,000 outstanding under the Credit Agreement dated July 26, 2002, among Durango Georgia Receivables Company, Bank of America, N.A. and the Company), collateral security or other credit support in respect of unsecured Indebtedness since November 29,2002.

          2.2 Accuracy and Completeness of Information. The Company hereby represents and warrants that all factual information, taken as a whole, provided in writing by the Company to the Initial Signatory Holders in accordance with
Section 1.3 hereof, is true in all material respects as of the date as of which such information is dated and not incomplete by omitting to state any fact necessary to make such information, taken as a whole, not misleading at such time in light of the circumstances under which such information was provided; provided, however, that no representation or warranty is made in respect of any projections or other prospective information.

          2.3 Organization and Location. Each of the Company and the Initial Signatory Holders represents and warrants, as to itself, that

          (a) such person or entity ("Person") is duly formed, validly existing and in good standing (to the extent that such concept is recognized in such jurisdiction) under the laws of its jurisdiction of formation, and is duly authorized to do business and is duly qualified in all jurisdictions wherein the nature of its businesses or properties makes such qualification necessary, and has the power to own its properties and to carry on its business as now conducted; and

          (b) such Person has the requisite power and authority to deliver and perform this Agreement and all of the documents executed by it in connection herewith.

          2.4 Authorization; Valid and Binding Agreement. Each of the Company and the Initial Signatory Holders represents and warrants, as to itself, that all action required to be taken by such Person and its officers, directors and stockholders and all actions required to be taken by the principals of such Person for the authorization, execution, delivery and performance of this Agreement and the other documents executed in connection herewith have been taken. Each person executing this Agreement on behalf of such Person is an authorized officer of such Person. This Agreement and each of the other documents executed in connection herewith constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors rights generally.

          2.5 No Conflict Government Approvals. Each of the Company and the Initial Signatory Holders represents and warrants, as to itself:

          (a) The execution, delivery and performance by such Person of this Agreement and the other documents executed in connection herewith will not:

               (i) conflict with, violate or result in the breach of any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Person; or

               (ii) conflict with or result in the breach of any provision of its certificate of incorporation, operating agreement, charter and/or by-laws;

          (b) No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by such Person for the due execution, delivery and performance of this Agreement.

          2.6 Third Party Consents. Each of the Company and the Initial Signatory Holders represents and warrants, as to itself, that the execution, delivery and performance by such Person of this Agreement and the other documents executed in connection herewith will not:

          (a) require any consent or approval of any other Person which has not been obtained prior to, and which is not in full force and effect as of, the date of this Agreement;

          (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which such Person is bound or affected; or

          (c) result in, or require the creation or imposition of, any lien or encumbrance on any of the properties or assets of such Person.

          2.7 Holdings Accurate. Each of the Initial Signatory Holders represents and warrants that the information it provided to Bingham regarding its holdings of Notes is true and correct.

                                   ARTICLE III
                              DEFAULTS AND REMEDIES

          3.1 Defaults. It shall constitute default under this Agreement if (i) the Company fails to materially perform or observe any covenant, term or agreement contained in this Agreement, or (ii) any representation or warranty made by the Company in this Agreement proves to be incorrect in any material respect.

          3.2 Note Documents; Applicable Law. Upon and at any time after the Forbearance Termination Date, the Holders may, in their sole discretion, enforce any or all of their rights and remedies against the Company under this Agreement, the Note Documents, and/or applicable law.

                                   ARTICLE IV
                                  MISCELLANEOUS

          4.1 Remedies Cumulative: No Waiver. The respective rights, powers and remedies of the Holders under this Agreement and the Note Documents are cumulative and not exclusive of any right, power or remedy provided in the Note Documents, or by law or equity, and no failure or delay on the part of the Holders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Except as otherwise provided herein, nothing contained in this Agreement or in any prior communications between or among the Company and the Holders shall constitute a waiver or modification of any rights or remedies that the Holders may have under the Note Documents, applicable law or otherwise.

          4.2 No Tolling. Notwithstanding any other provision herein, if following the expiration of the Forbearance Period, any Holder delivers to the Notes Trustee and the Company a notice as to a Default occurring during or prior to the Forbearance Period (including, without limitation, as to any of the Existing Events), then such notice shall be deemed to have been delivered on the first day (which shall be specified in such notice) upon which it could have been delivered following the applicable Default if this Agreement had not been in effect.

          4.3 Notices. Any notice given pursuant to this Agreement or pursuant to any document related hereto or thereto shall be in writing, including telecopies. Notice given by telecopy shall be deemed to have been given and received when sent. Notice given by overnight mail courier shall be deemed to have been given and received one (1) day after the date delivered to such overnight courier by the party sending such notice. Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by first class certified mail, postage prepaid, and addressed as follows:

          To the Company:

          Corporacion Durango, S.A. de C.V.
          Potasio 150
          Ciudad Industrial
          Durango, Durango
          Mexico CP 34220
          Attn:  C.P. Mayela Rincon de Velasco
          Telecopier:  52 618 814 0048

          With copies to;

          Corporacion Durango, S.A. de C.V.
          World Trade Center
          Montecito 38, Piso 22, Of. 15
          Colonia Napoles
          CP 03810, Mexico D.F.
          Attn:  Lic. Gabriel Villegas Salazar
          Telecopier:  52 55 5488 3153

          White & Case LLP
          200 South Biscayne Boulevard
          Miami, Florida 33131
          Attn:  Emilio J. Alvarez-Farre
          Telecopier:  (305) 358-5744

          To any Holder:

          through

          Bingham McCutchen LLP
          One State Street
          Hartford, Connecticut 06103
          Attn:  Michael J. Reilly, William E. Kelly and William F. Govier
          Telecopier:  (860) 240-2800

          With a copy to:

          Bingham McCutchen LLP
          399 Park Avenue
          New York, NY 10022
          Attn.:  Michael J. Reilly
          Telecopier:  (212) 752-5378

A party may change his or its address by giving written notice of the changed address to the other parties, as specified herein.

          4.4 Restructuring Negotiations. In connection with the Restructuring, the Company and the Holders acknowledge that (i) discussions among the Company and the Holders do not evidence an agreement on the Company's or the Holders' part to modify or workout the Existing Events or the Company's obligations under the Note Documents; (ii) any statements, questions or comments posed or made by the Company, the Holders or their advisors during any discussions or meetings should not be considered by the other parties to be a binding commitment by the Company or the Holders (as applicable) to accede to any requests or proposals made by the other parties during any such discussions or meetings; (iii) even if any understanding in principle is reached on the terms of the Restructuring at any time, neither the Company nor the Holders shall be legally bound until the appropriate approvals shall have been obtained, and until all parties have signed definitive documents evidencing such agreement; and (iv) any discussions concerning the terms of the proposed Restructuring shall in no way invalidate, nullify or waive the Holders' rights and remedies under the existing Note Documents or, except as provided herein, signify the Holders' agreement to postpone the exercise of any of their respective remedies under their respective Note Documents. The parties contemplate that these discussions may be lengthy and complex and, while the parties may reach agreement on one or more preliminary matters that are part of the disputes and issues that they are trying to resolve, the parties agree that none of them shall be bound by any agreement until said agreement has been reduced to a written agreement signed by each of the parties. Thus, no party may rely upon (i) any understanding or agreement which is not reduced to a signed written agreement or (ii) the existence of the negotiations.

          4.5 Survival of Representations and Warranties. All representations and warranties of the Company and the Initial Signatory Holders contained in this Agreement and in all documents executed in connection herewith shall survive the execution of this Agreement, notwithstanding any investigation made by any Person on the Company's or such Holders' behalf.

          4.6 Defined Terms; Headings. Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the 2009 Note Indenture. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

          4.7 Governing Law. This Agreement and all documents executed in connection herewith shall be construed in accordance with and governed by the internal laws of the State of New York without reference to conflict of laws principles.

          4.8 Integration. This Agreement and all documents executed in connection herewith, including, without limitation, the Note Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

          4.9 Amendment and Waiver. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by the Company and Initial Signatory Holders collectively holding (or controlling) a majority in aggregate principal amount of Notes then held (or controlled) by the Initial Signatory Holders. The parties acknowledge and agree that this

Agreement shall be deemed to be amended to include as parties hereto the holders of Notes that comply with the procedures for joinder established by the Company pursuant to Section 1.5(c).

          4.10 Successors and Assigns. This Agreement shall be binding upon the Company, the Holders and their respective nominees, transferees, successors and assigns, and shall inure to the benefit of the Company and the Holders.

          4.11 Severability of Provisions. Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

          4.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall be deemed to have been executed and delivered when the Company has received counterparts hereof executed by the Initial Signatory Holders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                          NEXT PAGE IS SIGNATURE PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   John Hancock Life Insurance Company*
                                   ---------------------------------------------
                                   Name of Initial Signatory Holder


                                   By:  /s/ Marlene DeLeon
                                      ------------------------------------------
                                      Name:  Marlene DeLeon
                                      Title: Managing Director

                                *Owns or controls

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   FEDERATED GLOBAL INVESTMENT MGMT. CORP.
                                     (as Attorney-in-Fact)
                                   ---------------------------------------------
                                   Name of Initial Signatory Holder


                                   By:  /s/ Robert Sanchez-Dahl
                                      ------------------------------------------
                                      Name:  Robert Sanchez-Dahl
                                      Title: Vice President / Portfolio Manager

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   John Hancock Funds
                                   ---------------------------------------------
                                   Name of Initial Signatory Holder


                                   By:  /s/ Daniel S. Janis III
                                      ------------------------------------------
                                      Name:  Daniel S. Janis III
                                      Title: Vice President

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   MARATHON SPECIAL OPPORTUNITY MASTER FUND
                                     LTD./ MARATHON MASTER FUND LTD.
                                   ---------------------------------------------
                                   Name of Initial Signatory Holder


                                   By:  /s/ Richard Ronzette
                                      ------------------------------------------
                                      Name:  Richard Ronzette
                                     Title:

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   GRAMERCY ADVISORS LLC
                                     on behalf of certain funds or accounts
                                     managed by it or its affiliates


                                   By:  /s/ Robert Koenigsberger
                                      ------------------------------------------
                                      Name:  Robert Koenigsberger
                                      Title: Co-Managing Partner


                                   By:  /s/ Robert L. Rauch
                                      ------------------------------------------
                                      Name:  Robert L. Rauch
                                      Title: Director of Research


                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA


                                   By:  /s/ Shamaila A. Khan
                                      ------------------------------------------
                                      Name:  Shamaila A. Khan
                                      Title: Associate Director

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   PROVIDENT INVESTMENT MANAGEMENT, LLC, on behalf of Provident Life and Accident Insurance Company and Unum Life Insurance Company of America


                                   By:  /s/ Ben Miller
                                      ------------------------------------------
                                      Name:  Ben Miller
                                      Title: Vice President

                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By:  /s/ Mayela Rincon de Velasco
                                      ------------------------------------------
                                      Name:  Mayela Rincon de Velasco
                                      Title: Chief Financial Officer


                                   INITIAL SIGNATORY HOLDER

                                   CONTINENTAL CASUALTY COMPANY
                                   Name of Initial Signatory Holder


                                   By:  /s/ John J. Sullivan, Jr.
                                      ------------------------------------------
                                      Name:  John J. Sullivan, Jr.
                                      Title: Senior Vice President


                              For purposes of Sections 1.5(a) and (d) and 1.9 only:

                              BINGHAM MCCUTCHEN LLP


                                   By:  /s/ Michael J. Reilly
                                      ------------------------------------------
                                      Name:  Michael J. Reilly
                                      Title: Partner

                                   Schedule I



Names of Initial Signatory Holders
----------------------------------

John Hancock Funds
John Hancock Life Insurance Company
Federated Global Investment Management Corp.
Marathon Special Opportunity Master Fund Ltd. / Marathon Master Fund Ltd. Gramercy Advisors LLC
Continental Casualty Company
Teachers Insurance and Annuity Association of America
Provident Investment Management, LLC / Provident Life and Accident Insurance /
  Unum Life Insurance Company of America

--------------------------------------------------------------------------------

Principal Amount of 2003 Notes                                   $ 0
held (or controlled) by the
Initial Signatory Holders

--------------------------------------------------------------------------------

Principal Amount of 2006 Notes                                   $ 157,908,000
held (or controlled) by the
Initial Signatory Holders

--------------------------------------------------------------------------------

Principal Amount of 2008 Notes                                   $ 0
held (or controlled) by the
Initial Signatory Holders

--------------------------------------------------------------------------------

Principal Amount of 2009 Notes                                   $ 63,000,000
held (or controlled) by the
Initial Signatory Holders